EXHIBIT 23.1

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As the independent auditor for Mint Capital, Inc., we hereby consent to the incorporation by reference in this Form 10, pursuant to Section 12(g) of the Securities Exchange Act of 1934, of our report, relating to the audited financial statements of Mint Capital, Inc. as of July 31, 2009 and the related statement of operations, stockholders’ equity and cash flow from date of inception (July 28, 2009) to July 31, 2009.  My audit report is dated August 7, 2009.

/s/ Hawkins Accounting
Los Angeles, California
August 7, 2009